UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2010

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 5, 2010, Genta Incorporated (the “Company”), entered into an Amendment of its Lease Agreement with The Connell Company, (“Connell”) a corporation based in New Jersey, whereby the Company extended its lease of office space in Berkeley Heights, New Jersey for an additional five years until August 31, 2015. In addition, the Amendment extends the payment of approximately $2.0 million owed by the Company to Connell that had been due on January 1, 2011, to the earlier of 1) August 31, 2015, 2) the date that the company receives an up-front cash payment totaling at least $15.0 million from a business development deal or 3) the date which is 6 months after the date that the Company receives approval from the U.S. Food and Drug Administration for either Genasense® or Tesetaxel.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit on the Company’s Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	April 8, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President Finance